UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 23, 2008

(Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	33-70572	74-2337775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11103 West Avenue

San Antonio, Texas 78213-1392

(Address of principal executive offices, including zip code)

(210) 340-3531

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In a press release dated September 23, 2008, HVHC Inc. (“HVHC”), a wholly owned subsidiary of Highmark Inc. (“Highmark”), and the holding company for Highmark’s vision business, which includes Eye Care Centers of America, Inc. (“ECCA”), Davis Vision, Inc. (“Davis Vision”), and Viva Optique, Inc. (“Viva Optique,” and together with HVHC, Highmark ECCA and Davis Vision, the “HVHC Group”), announced that on September 17, 2008 Mr. James J. Denny gave ECCA notice that he is resigning: (i) as Chief Operating Officer of ECCA, effective September 30, 2008, and (ii) as President of ECCA, effective December 31, 2008. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

(c) In the same press release dated September 23, 2008, ECCA announced that ECCA’s Board of Directors (the “Board”), by unanimous vote, elected Mr. James N. Eisen (“Mr. Eisen”), age 51, as Chief Operating Officer of ECCA, effective October 1, 2008, to serve at the discretion of the Board with no specific term. Mr. Eisen’s starting annual salary will be $350,000.

Mr. Eisen has been designated as a participant in both the HVHC Annual Executive Incentive Plan (“AEIP”), with a target award of 45% of Mr. Eisen’s base annual salary, and the HVHC Long Term Incentive Plan (“LTIP”), with a target award of 50% of Mr. Eisen’s average earned salary over a three year performance cycle. However, any payments made in connection with the AEIP and the LTIP for 2008 shall, with respect to Mr. Eisen, assume a base annual salary of $315,000 over a full twelve-month period in 2008. Thereafter, Mr. Eisen shall participate in each of the AEIP and the LTIP pursuant to the terms thereof.

Both the AEIP and LTIP are based upon key business drivers and the performance of the consolidated HVHC Group. Under the 2008 AEIP, 70% of the incentive is based upon consolidated HVHC pre-tax net income, 20% is based upon key business drivers including sales of Viva Optique branded product in ECCA stores and retail sales to Davis Vision managed care enrollees and, for ECCA, the remaining 10% is based on the increase in sales of progressive lenses at ECCA. Under the LTIP, 70% of the incentive is based on cumulative HVHC EBITDA and the remaining 30% is based on HVHC return on invested capital.

In addition, the Personnel and Compensation Committee of the Board authorized ECCA to cause ECCA Management Services, Ltd. (“ECCA Management”), ECCA’s subsidiary which is Mr. Eisen’s actual employer, to enter into a severance agreement with Mr. Eisen (the “Eisen Severance Agreement”) with a term ending on December 31, 2011. ECCA Management’s payroll and other compensation funds may be drawn from ECCA and/or various of ECCA’s subsidiaries which are affiliates of ECCA Management. The Eisen Severance Agreement provides that if ECCA Management terminates Mr. Eisen’s employment relationship for reasons other than Cause (as defined in the Eisen Severance Agreement) or Mr. Eisen terminates his employment with ECCA Management as a result of a Material Change (as defined in the Eisen Severance Agreement) during the term of such severance agreement, then ECCA Management, or its affiliates, will provide the following severance compensation to Mr. Eisen in lieu of compensation for periods subsequent to his termination of employment:

(i) 150% of base annual salary at the time of termination in equal installments over eighteen (18) months;

(ii) any AEIP payments for the calendar year preceding termination and a prorated portion of AEIP payments earned during the year of termination based on number of completed months of employment, plus certain payments under the LTIP based on five or more years of service or attaining age 55;

(iii) up to eighteen (18) months’ worth of COBRA premiums for medical, dental and vision coverage; and

(iv) certain payments under any Executive Retirement Plan (“ERP”) adopted by ECCA Management (or under any ERP in which ECCA Management becomes a participating employer) with such payments to commence upon attaining age 55 based upon qualification for severance and five or more years of service; provided, however, that five or more years of service is not required for ERP payments if employment is terminated, upon a Change of Control, other than for Cause or as a result of a Material Change (as such terms are defined in the Eisen Severance Agreement) .

In addition, the Eisen Severance Agreement provides for a non-competition and non-solicitation period which is co-terminus with Mr. Eisen’s severance period of eighteen months. This brief description of the severance agreement is qualified in its entirety by reference to the provisions of the Eisen Severance Agreement attached to this Current Report on Form 8-K as Exhibit 10.1.

Mr. Eisen joined ECCA in June 2008 as Executive Vice President of Operations and he is currently responsible for ECCA’s field and store operations, including sales and profit, field personnel development, store strategy and expense control. From September 2005 until May 2008, Mr. Eisen served as the Senior Vice President of Stores of Jo-Ann Stores, Inc., overseeing the operations of 800 stores, including sales, store strategy and growth, personnel development and operational execution tactics. From February 2001 through August 2005, Mr. Eisen was Vice President of Store Operations for Luxottica Licensed Brands, which included overseeing the operations of approximately 1,000 Sears Optical, Target Optical and BJ’s Optical stores. In this capacity, Mr. Eisen was responsible for field organization, sales and profit, personnel development, host relations and all operational tactics.

(e) Ms. Jennifer Kelley (“Ms. Kelley”) has served as ECCA’s Executive Vice President and Chief Financial Officer since January 2008. On September 17, 2008, the Personnel and Compensation Committee of the Board authorized ECCA to cause ECCA Management Services, Ltd. (“ECCA Management”), ECCA’s subsidiary and Ms. Kelley’s actual employer, to enter into a severance agreement with Ms. Kelley (the “Kelley Severance Agreement”) with a term ending on December 31, 2011. ECCA

Management’s payroll and other compensation funds may be drawn from ECCA and/or various of ECCA’s subsidiaries which are affiliates of ECCA Management. The Kelley Severance Agreement provides that if ECCA Management terminates Ms. Kelley’s employment relationship for reasons other than Cause (as defined in the Kelley Severance Agreement) or Ms. Kelley terminates her employment with ECCA Management as a result of a Material Change (as defined in the Kelley Severance Agreement) during the term of such severance agreement, then ECCA Management, or its affiliates, will provide the following severance compensation to Ms. Kelley in lieu of compensation for periods subsequent to her termination of employment:

(i) 150% of base annual salary at the time of termination in equal installments over eighteen (18) months;

(ii) any AEIP payments for the calendar year preceding termination and a prorated portion of AEIP payments earned during the year of termination based on number of completed months of employment, plus certain payments under the LTIP based on five or more years of service or attaining age 55;

(iii) up to eighteen (18) months’ worth of COBRA premiums for medical, dental and vision coverage; and

(iv) certain payments under any Executive Retirement Plan (“ERP”) adopted by ECCA Management (or under any ERP in which ECCA Management becomes a participating employer) with such payments to commence upon attaining age 55 based upon qualification for severance and five or more years of service; provided, however, that five or more years of service is not required for ERP payments if employment is terminated, upon a Change of Control, other than for Cause or as a result of a Material Change (as such terms are defined in the Kelley Severance Agreement) .

In addition, the Kelley Severance Agreement provides for a non-competition and non-solicitation period which is co-terminus with Ms. Kelley’s severance period of eighteen months. This brief description of the severance agreement is qualified in its entirety by reference to the provisions of the Kelley Severance Agreement attached to this Current Report on Form 8-K as Exhibit 10.2.

Effective July 1, 2008, ECCA’s Chief Executive Officer, Mr. David L. Holmberg (“Mr. Holmberg”), was elected as Chief Executive Officer and President of HVHC, and as chairman of the board of directors of each of ECCA, Davis Vision and Viva Optique.

In connection with Mr. Holmberg’s election as Chief Executive Officer and President of HVHC, the Personnel and Compensation Committee of the Board of Directors of HVHC authorized the entry into a proposed form of severance agreement with Mr. Holmberg (the “Proposed Severance Agreement”), the material terms of which were reported in ECCA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2008. HVHC and Mr. Holmberg did not subsequently finalize and enter into the Proposed Severance Agreement.

On September 17, 2008, the Personnel and Compensation Committee of the Board of Directors of HVHC authorized a new severance agreement between HVHC and Mr. Holmberg (the “New Holmberg Severance Agreement”) with a term ending on December 31, 2011. The New Holmberg Severance Agreement provides that if HVHC terminates Mr. Holmberg’s employment relationship for reasons other than Cause (as defined in the New Holmberg Severance Agreement) or if Mr. Holmberg terminates his employment with HVHC as a result of a Material Change (as defined in the New Holmberg Severance Agreement) during the term of the severance agreement, then HVHC, or its subsidiaries, will provide the following severance compensation in lieu of compensation for periods subsequent to his termination of employment:

(i) 200% of base salary at the time of termination in equal installments over twenty-four (24) months;

(ii) any AEIP payments for the calendar year preceding termination and a prorated portion of AEIP payments earned during the year of termination based on number of completed months of employment, plus certain payments under the LTIP based on five or more years of service or attaining age 55;

(iii) up to eighteen (18) months’ worth of COBRA up to eighteen (18) months’ worth of COBRA premiums for medical, dental and vision coverage; and

(iv) certain payments under any Executive Retirement Plan (“ERP”) adopted by HVHC to commence upon attaining age 55 based upon qualification for severance and five or more years of service; provided, however, that five or more years of service is not required for ERP payments if employment is terminated, upon a Change of Control, other than for Cause or as a result of a Material Change (as such terms are defined in the New Holmberg Severance Agreement) .

In addition, the New Holmberg Severance Agreement provides for a non-competition and non-solicitation period which is co-terminus with Mr. Holmberg’s severance period of twenty-four months. The costs of Mr. Holmberg’s aggregate compensation will be allocated between ECCA and HVHC in amounts to be determined at a later date.

This brief description of the New Holmberg Severance Agreement is qualified in its entirety by reference to the provisions of the Holmberg Severance Agreement attached to this Current Report on Form 8-K as Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Severance Agreement of James N. Eisen
10.2	Severance Agreement of Jennifer L. Kelley

10.3	Severance Agreement of David L. Holmberg
99.1	Press Release dated September 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eye Care Centers of America, Inc.

Dated: September 23, 2008

By:	/s/ David L. Holmberg
Chief Executive Officer